As filed with the Securities and Exchange Commission on August 15, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ceragon Networks Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Raoul Wallenberg Street
Tel Aviv 69719, Israel
(+972) 3-645-5733
(Address and telephone number of registrant’s principal executive offices)
___________________
Ceragon Networks, Inc.
10 Forest Avenue
Paramus, New Jersey 07652
(201) 845-6955
(Name, address, and telephone number of agent for service)
___________________
Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shibolet & Co., Museum Tower 4 Berkovitz Street Tel Aviv 64238, Israel Tel: +972-3-777-8333 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)

Ordinary shares, par value NIS 0.01 per share (3)
Rights (4)
Warrants (5)
Debt Securities (6)
Units (7)
Total	$150,000,000	$17,190

(1)  Pursuant to General Instruction II.C of Form F-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class registered hereby.  The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)  The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

(3)  This Registration Statement registers an indeterminate number of ordinary shares that the registrant may sell from time to time.  Ordinary shares may be issued separately or upon the exercise of rights, warrants or units to purchase ordinary shares that are registered hereby.

(4)  This Registration Statement registers an indeterminate number of rights, representing rights to purchase ordinary shares, warrants or debt securities that are registered hereby, which the registrant may sell from time to time.

(5)  This Registration Statement registers an indeterminate number of warrants, representing rights to purchase ordinary shares that are registered hereby, which the registrant may sell from time to time.

(6) This Registration Statement registers an indeterminate number of debt securities that the registrant may sell from time to time.

(7)  This Registration Statement registers an indeterminate number of units, representing rights to purchase ordinary shares, warrants or debt securities that are registered hereby, which the registrant may sell from time to time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 15, 2012

Prospectus

$150,000,000
Ordinary Shares
Rights
Warrants
Debt Securities
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, rights, warrants, debt securities and units having an aggregate offering price up to $150,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered.  Any prospectus supplement may also add, update or change information contained in the prospectus.  You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Select Market, or Nasdaq, and on the Tel Aviv Stock Exchange under the symbol “CRNT”.  The closing sale price of our ordinary shares on the Nasdaq Global Select Market and on the Tel Aviv Stock Exchange on August 13, 2012, was $7.35 and $7.37 per share, respectively.  The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel.  The dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the date of trade.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $150,000,000 in the aggregate of our ordinary shares, rights, warrants, debt securities or units, or combinations thereof, in one or more offerings.  We will refer to our ordinary shares, rights, warrants, debt securities and units collectively as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the securities, the specific amounts, prices and terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission.  For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT CERAGON NETWORKS LTD.

Overview

Ceragon Networks Ltd., or Ceragon, is a leading provider of high capacity wireless backhaul solutions. Ceragon provides solutions that enable cellular operators and other wireless service providers to deliver voice and data services, enabling smart-phone applications such as Internet browsing, music and video applications.  Ceragon’s wireless backhaul solutions use microwave technology to transfer large amounts of telecommunication traffic between base stations and the core of the service provider’s network.   Designed to enable risk-free migration from legacy to next-generation backhaul networks, Ceragon’s solutions provide fiber-like connectivity for  next generation Ethernet/Internet Protocol, or IP-based, networks; for circuit-switched, or SONET/SDH, networks and for hybrid networks that combine IP and circuit-switching. Ceragon’s solutions support all wireless access technologies, including GSM, W-CDMA, CDMA, EV-DO, HSPA, LTE and WiMAX.   These solutions allow wireless service providers to cost-effectively and seamlessly evolve their network from circuit-switched and hybrid concepts to all IP thereby meeting the increasing demands by the growing numbers of subscribers and the increasing demand for mobile data services. Ceragon’s systems also serve evolving network architectures including all-IP long haul, heterogeneous networks, small-cell applications and more.

Ceragon also provides solutions to businesses and public institutions that operate their own private communications networks. Ceragon’s solutions are deployed by more than 430 service providers of all sizes, as well as in hundreds of private networks, in more than 130 countries.

The rapid growth in demand for high capacity backhaul solutions has been driven by global subscriber growth, particularly in emerging markets, new wireless network build-outs in developing countries and strong consumer demand for mobile data services in developed countries. These trends have significantly increased the amount of traffic that must be accommodated by wireless service providers’ backhaul infrastructure. As a result, existing backhaul capacity is heavily strained, creating a bottleneck that hinders service delivery and quality. Service providers are increasingly meeting their backhaul needs by deploying high capacity point-to-point wireless links. These providers are also beginning to upgrade their communications infrastructure to IP-based networks that have significantly greater capacity to accommodate high bandwidth premium data services. The deployment of these IP-based networks requires additional investment in high capacity backhaul solutions. In addition, as some wireless service providers upgrade their infrastructure from circuit-switched to IP-based networks, they require hybrid backhaul solutions which accommodate both types of transmission architectures.

Ceragon provides a broad portfolio of innovative, field-proven, high capacity wireless backhaul solutions for wireless service providers. These solutions are designed to enable wireless service providers to deliver voice and premium data services, eliminate the backhaul capacity bottleneck, significantly reduce backhaul costs and transition to next generation IP-based networks.

Short-haul and Long-haul Applications

Today’s wireless base stations handle many different technologies such as cell phones, tablets and PCs. Voice and data traffic generated by these high-end devices are then gathered and transmitted via the backhaul network to the radio frequency (RF), or wireless, network. Wireless backhaul offers network operators a cost-efficient alternative to wire-line (copper/fiber) applications. Support for high capacities mean that all value-added services can be supported, while the high reliability of wireless systems provide for lower maintenance costs. Because they require no trenching, wireless links can also be set up much faster and at a fraction of the cost of wire-line solutions. This translates to lower total cost of ownership and faster time to market, as well as new revenue streams, for the operator.

The wireless backhaul space is segmented into short-haul and long-haul applications. Short-haul, devices typically have a capacity of up to 1 Gbps per link channel and are used to carry voice and data services over distances of between several hundred feet and 10 miles. Short-haul links are deployed in access backhaul applications, connecting the individual base-stations and cellular towers to the core network. Short-haul solutions are also used in a range of non-carrier “vertical” applications such as broadcast, state and local government and education; Long-haul links, with a capacity of up to 2 Gbps, make up the “highways” in the telecommunication backbone network. These links are used to carry services at distances of 10 to50 miles, and, using the right planning, configuration and equipment, can also bridge distances of 100 miles or even longer.

Ceragon has more than once been the first to introduce new products and features to the market, including the first solution for wireless transmission of 155 Mbps at 38 GHz, the first native IP wireless transmission offering. More recently, Ceragon introduced a variety of technological enhancements including the first hitless/errorless 8-step Adaptive Coding and Modulation (ACM) technology (2007); first native Ethernet multichannel LH radio with ACM (2010); unique asymmetric transfer mode and multi-layer compression (2011); and 1024QAM Long-Haul IP radio with 9 step ACM (2012).

Corporate Information

Ceragon was incorporated under the laws of the State of Israel on July 23, 1996 as Giganet Ltd. and it changed its name to Ceragon Networks Ltd. on September 6, 2000. Ceragon’s registered office is located at 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel and the telephone number is 011-972-3-543-1000. Ceragon’s U.S. subsidiary and North American headquarters, Ceragon Networks, Inc., is located at 10 Forest Avenue, Suite 120, Paramus, New Jersey 07652 and the telephone number is (201) 845-6955. Ceragon’s Internet address is www.ceragon.com. Information at this Internet address is not part of this prospectus.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F, and any updates in our Reports on Form 6-K.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011 and in our Reports on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2011.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $150,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

PRICE RANGE OF OUR SHARES

The following table lists the high and low market prices for our ordinary shares, for the periods indicated, on Nasdaq.  Our ordinary shares have been listed on the Nasdaq Global Market since August 4, 2000 and on the Tel Aviv Stock Exchange since September 12, 2004, both under the symbol “CRNT.”  In December 2010, we were notified that the Nasdaq Listing Qualification determined that we were eligible for inclusion in the Nasdaq Global Select Market, which became effective January 3, 2011.

Calendar Period	Price Per Share
	In US$
Annual	High	Low
2007	21.74	5.11
2008	11.39	4.69
2009	11.74	4.18
2010	13.18	6.92
2011	14.24	7.25
Fiscal Quarters
2010
First Quarter	13.00	10.92
Second Quarter	11.01	6.92
Third Quarter	10.01	7.21
Fourth Quarter	13.18	9.51
2011
First Quarter	14.24	10.69
Second Quarter	12.63	10.23
Third Quarter	13.72	9.54
Fourth Quarter	10.73	7.25
2012
First Quarter	9.69	7.68
Second Quarter	9.76	8.14
Third Quarter (through August 13, 2012)	9.36	7.30
Most Recent Six Months
February	9.42	8.14
March	9.69	8.57
April	9.76	8.72
May	9.71	8.20
June	9.07	8.14
July	9.23	7.71

On August 13, 2012, the closing price of our ordinary shares on the Nasdaq Global Select Market was $7.35.

The following table lists the high and low market prices for our ordinary shares, for the periods indicated, on the Tel-Aviv Stock Exchange:

Calendar Period	Price Per Share
	In US$*
Annual	High	Low
2007	20.11	5.23
2008	11.20	4.52
2009	11.54	4.27
2010	13.12	6.87
2011	14.19	7.26
Fiscal Quarters
2010
First Quarter	12.81	11.14
Second Quarter	11.07	6.87
Third Quarter	9.95	7.23
Fourth Quarter	13.12	9.37
2011
First Quarter	14.19	10.72
Second Quarter	12.64	10.04
Third Quarter	13.63	9.22
Fourth Quarter	10.91	7.26
2012
First Quarter	9.73	7.73
Second Quarter	9.73	8.28
Third Quarter (through August 13, 2012)	8.63	7.37
Most Recent Six Months
February	9.27	8.28
March	9.73	8.71
April	9.73	9.20
May	9.53	8.29
June	9.00	8.28
July	8.51	7.69

On August 13, 2012, the closing price of our ordinary shares on the Tel-Aviv Stock Exchange was *$7.37.

* The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel.  The above dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the relevant date of trade.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements.  Pending use of the proceeds, we intend to invest the proceeds in portfolios of investment grade corporate and government securities.

DESCRIPTION OF ORDINARY SHARES

Our registered share capital consists of NIS 600,000, divided into 60,000,000 ordinary shares of a nominal value of NIS 0.01 each. Holders of ordinary shares have one vote per share, and are entitled to participate equally in the payment of dividends and share distributions and, in the event of our liquidation, in the distribution of assets after satisfaction of liabilities to creditors. No preferred shares are currently authorized. We may, from time to time, by a shareholders’ resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

All outstanding ordinary shares are validly issued and fully paid.

Transfer of Shares

Share certificates are issued under our corporate seal or stamp and bear the signatures of two directors, or of any other person or persons authorized by the board of directors.

No transfer of shares may be registered unless a proper instrument of transfer (in form and substance satisfactory to the board of directors) has been submitted to us or our agent, together with any share certificates and such other evidence of title as the board of directors may reasonably require.  Until the transferee has been registered in the Register of Members in respect of the shares so transferred, we may continue to regard the transferor as the owner thereof.  The board of directors, may, from time to time, prescribe a fee for the registration of a transfer.

Limitations on the Rights to Own Securities

 The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except that nationals of countries which are, or have been, in a state of war with the State of Israel, may not be recognized as owners of our shares.

Voting Rights

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Shareholders may vote in person or by proxy. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Under the Israeli Companies Law, or the Companies Law, unless otherwise provided in the Articles of Association or by applicable law, all resolutions of the shareholders require a simple majority vote. Our Articles of Association provide that, except with respect to matters which require the approval of a special majority under the Companies Law, all decisions may be made by a simple majority of the voting power represented at the meeting, in person or by proxy, and voting thereon.

As a result, the holders of ordinary shares that represent more than 50% of the voting power represented at a shareholders meeting have the power to elect all of our directors, except the external directors whose election requires a special majority in accordance with the provisions of the Companies Law.

Our directors (other than the external directors) are divided into two classes: Class I and Class II.  Each director (other than the external directors), when and however elected, shall be designated as a member of a certain class of directors.

Annual and Extraordinary General Meetings

An annual general meeting of shareholders shall be held once in every calendar year at such time (within a period of not more than 15 months after the last preceding annual general meeting) and at such place either within or without the State of Israel as may be determined by the board of directors. The board of directors may, whenever it thinks fit, convene an extraordinary general meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with certain provisions of the Companies Law. Not less than 21 days' prior notice, or 35 days' prior notice to the extent required under the Companies Regulations (Publication of Notice of General Meeting and Class Meeting in a Public Company) – 2000 ("Notice Regulations"), shall be given of every general meeting, which notice must be publicized in any manner permitted under the Notice Regulations.  Each such notice shall specify the place and the time of the meeting and the general nature of each item to be acted upon thereat, as well as any other information required by the Companies Law or any regulations promulgated thereunder.  Notwithstanding– the Notice Regulations, under our Articles of Association, we are not required to deliver said notice to each of our shareholders, so that publication is our only required method of shareholder notification. Therefore, the non receipt of notice by one of the shareholders shall not invalidate the proceedings at any meeting.

According to our Articles of Association, two or more members present in person or by proxy and holding shares conferring in the aggregate one-third of our voting power, shall constitute a quorum at general meetings of shareholders. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week, at the same time and place, or to such day and at such time and place as the chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. At the adjourned meeting, the required quorum consists of any two shareholders present in person or by proxy.

Approval of Certain Transactions with Related Party

The Companies Law requires the approval of the audit committee, thereafter, the approval of the board of directors and in certain cases - the approval of the shareholders, in order to effect specified actions and extraordinary transactions such as the following:

•	transactions with office holders and transactions with third parties where an office holder has a personal interest in the transaction;

•	employment terms of office holders who are not directors, and employment terms of directors (and terms of engagement with a director in other roles); and

•
extraordinary transactions with controlling parties, and extraordinary transactions with a third party where a controlling party has a personal interest in the transaction, or any transaction with the controlling shareholder or a relative of a controlling party regarding terms of service provided directly or indirectly (including through a company controlled by the controlling shareholder) and terms of employment (for a controlling shareholder who is not an office holder). A “relative” is defined in the Companies Law as spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling or parent and the spouse of any of the foregoing.

These extraordinary transactions require the approval of the audit committee, the board of directors and the majority of the voting power of the shareholders present and voting at the general meeting of the company (not including abstentions), provided that either:

•	the majority of the shares of shareholders who have no personal interest in the transaction and who are present and voting, vote in favor; or

•	shareholders who have no personal interest in the transaction who vote against the transaction do not represent more than two percent of the aggregate voting rights in the company.

Any shareholder participating in the vote on approval of an extraordinary transaction with a controlling party must inform the company prior to the voting whether or not he or she has a personal interest in the approval of the transaction, and if he or she fails to do so, his or her vote will be disregarded.

Further, transactions with a controlling party or a relative of a controlling party concerning terms of service or employment need to be re-approved once every three years.

In accordance with regulations promulgated under the Companies Law, certain defined types of extraordinary transactions between a public company and its controlling parties are exempt from the shareholder approval requirements.  However, such exemptions will not apply if one or more shareholders holding at least 1% of the issued and outstanding shares or voting rights, objects to the use of these exemptions in writing not later than 14 days from the date the company notifies the shareholders of the proposed adoption of such resolution approving the transaction.

In addition, the approval of the audit committee,  followed by the approval of the board of directors and the shareholders,  is required to effect a private placement of securities, in which either (i) 20% or more of the company’s outstanding share capital prior to the placement is offered, and the payment for which (in whole or in part) is not in cash, in tradable securities registered in a stock exchange or on market terms, and which will result in an increase of the holdings of a shareholder that holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights or (ii) a person will become a controlling shareholder of the company.

An “office holder” is defined in the Companies Law to include a director, the chief executive officer, the chief business manager, a vice general manager, deputy general manager and any officer that reports directly to the chief executive officer or any other person fulfilling any of the foregoing positions (even if such person's title is different).

A “controlling party” is defined in the Israeli Securities Law of 5728-1968 and in the Companies Law for purposes of the provisions governing related party transactions as a person with the ability to direct the actions of a company, or a person who holds 25% or more of the voting power in a public company if no other shareholder owns more than 50% of the voting power in the company, but excluding a person whose power derives solely from his or her position as a director of the company or any other position with the company, provided that two or more persons holding voting rights in the company, who each have a personal interest in the approval of the same transaction, shall be deemed to be one holder.

Audit committee approval is also required (and thereafter, the approval of the board of directors and in certain cases the shareholders) to approve the grant of an exemption from the responsibility for a breach of the duty of care towards the company, or for the provision of insurance or an undertaking to indemnify any office holder of the company;

Fiduciary Duties

The Companies Law codifies the fiduciary duties that office holders, including directors and executive officers, owe to a company. An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty includes avoiding any conflict of interest between the office holder's position in the company and his personal affairs, avoiding any competition with the company, avoiding exploiting any business opportunity of the company in order to receive personal advantage for himself or others, and revealing to the company any information or documents relating to the company's affairs which the office holder has received due to his position as an office holder.

A company may approve an action by an office holder from which the office holder would otherwise have to refrain due to a violation of the office holder’s duty of loyalty if: (i) the office holder acts in good faith and the act or its approval does not cause harm to the company, and (ii) the office holder discloses the nature of his or her interest in the transaction to the company a reasonable time before the company’s approval.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder of a company promptly disclose any personal interest that he or she may have and all related material information and documents known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by the office holder's spouse, siblings, parents, grandparents, descendants, spouse’s siblings, parents and descendants and the spouses of any of these people, or any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager. An extraordinary transaction is defined as a transaction other than in the ordinary course of business; otherwise than on market terms; or that is likely to have a material impact on the company’s profitability, assets or liabilities.

In the case of a transaction which is not an extraordinary transaction, after the office holder complies with the above disclosure requirements, only board approval is required unless the articles of association of the company provide otherwise. The transaction must not be adverse to the company's interest.  Furthermore, if the transaction is an extraordinary transaction, then, in addition to any approval stipulated by the articles of association, it also must be approved by the company's audit committee and then by the board of directors, and, under certain circumstances, by a meeting of the shareholders of the company. A director who has a personal interest in a transaction, may be present if a majority of the members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholders’ approval is also required.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting in a general meeting of shareholders on any amendment to the articles of association, an increase of the company's authorized share capital, a merger or approval of interested party transactions which require shareholder approval.

In addition, any controlling shareholder, any shareholder who knows that it possesses power to determine the outcome of a shareholders vote and any shareholder who, pursuant to the provisions of a company's articles of association, has the power to appoint or prevent the appointment of an office holder in the company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty but provides that a breach of this duty is tantamount to a breach of fiduciary duty of an office holder of the company.

 Dividends and Liquidation Rights

Dividends may be paid only out of accumulated retained earnings, as defined in the Companies Law, as of the end of the most recent fiscal period or as accrued over a period of two years, whichever is higher, and out of surplus derived from net profit and other surplus that is neither share capital nor premium, all as determined under the Companies Law (the “Profit Test”), in each case provided that there is no reasonable concern that payment of the dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due (the “Redemption Ability Test”). Notwithstanding the foregoing, dividends may be paid with the approval of a court even if the Profit Test is not met, provided that there is no reasonable concern that payment of the dividend will prevent the company from satisfying the Redemption Ability Test.

Subject to the above-mentioned limitations, we may declare a dividend to be paid in cash, assets, shares or debentures, to the shareholders of our ordinary shares according to their rights and interests in our profits. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the shareholders of our ordinary shares in proportion to the nominal value of their shareholdings. This right may be affected by the grant of preferential dividend or distribution rights to the shareholders of a class of shares with preferential rights that may be authorized in the future. Pursuant to Israel's securities laws, a company registering its shares for trade on the Tel Aviv Stock Exchange may not have more than one class of shares for a period of one year following registration, after which it is permitted to issue preference shares. Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of the company, unless the company's Articles of Association require otherwise. Our Articles of Association provide that the board of directors may declare and distribute dividends without the need for any further approval.

We have never declared or paid any dividend on our ordinary shares and we do not anticipate paying any dividends on our ordinary shares in the future, except for the share dividend that was paid as a result of a 250-for-1 share recapitalization that took place immediately prior to our initial public offering. We currently intend to retain all future earnings to finance our operations and to expand our business. In connection with our bank agreements, we undertook not to distribute dividends (unless certain terms are met) without the lending bank’s prior written consent.

Mergers and Acquisitions under Israeli Law

In general, a merger of an Israeli company requires the approval of the holders of a majority of 75% of the voting power represented at the annual or extraordinary general meeting in person or by proxy or by a written ballot, as shall be permitted, and voting thereon in accordance with the provisions of the Companies Law. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposal for the merger has been filed by each party with the Israeli Registrar of Companies and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

The Companies Law also provides that, an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of a "control block" (i.e., shares conferring 25% or more of the voting rights at a general meeting of shareholders),  or if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting power in the company, unless there is already a holder of a "control block" , or  a holder of 45% or more of the voting power in the company, respectively. These requirements do not apply if, the acquisition (1) was made in a private placement that received shareholder approval (including approval of the purchaser becoming a holder of a "control block", or 45% or more, of the voting power in the company, unless there is already a holder of a "control block" or 45% or more, respectively, of the voting power in the company), (2) was from a holder of a "control block" in the company and resulted in the acquirer becoming a holder of a "control block" or (3) was from a holder of 45% or more of the voting power in the company and resulted in the acquirer becoming a holder of 45% or more of the voting power in the company. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company's outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer may be consummated only if (i) at least 5% of the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If as a result of an acquisition of shares, the acquirer will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. If as a result of such full tender offer the acquirer would own more than 95% of the outstanding shares, then all the shares that the acquirer offered to purchase will be transferred to it. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, but the acquirer will be entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the acquirer would own 95% or less of the outstanding shares, then the acquirer may not acquire shares that will cause his shareholding to exceed 90% of the outstanding shares.

Israel tax law treats share-for-share acquisitions between an Israeli company and another company less favorably than does U.S. tax law. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his or her ordinary shares for shares in another corporation to taxation prior to the sale of the shares received for such share-for-share swap.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold.  Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement.  Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture with the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	the currency of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special Israeli or United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

               If any series of the debt securities offered are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

If any series of the debt securities offered are convertible into or exchangeable for shares of our ordinary shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax and Israeli tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

                The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights, warrants or debt securities or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, rights, warrants and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased.  If a dealer is used in a sale, we may sell our securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or a in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents.  Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future.  Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.  The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering.  In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act , including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel.  We estimate these expenses to be approximately $90,000 which at the present time include the following categories of expenses:

SEC registration fee	$17,190
Legal fees and expenses	$30,000
Accounting fees and expenses	$40,000
Miscellaneous expenses	$2,810
Total	$90,000

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus.  Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Shibolet & Co., Tel Aviv, Israel.  Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of Ceragon Networks Ltd. appearing in Ceragon Networks Ltd.’s Annual Report (Form 20F) for the year ended December 31, 2011, and the effectiveness of Ceragon Netorks Ltd.’s internal control over financial reporting as of December 31, 2011 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The audited historical financial statements of Ceragon Networks AS (formerly Nera Networks AS) included as Exhibit A to Ceragon Networks Ltd’s Current Report on Form 6-K, dated August 15, 2012, have been incorporated in reliance on the report of PricewaterhouseCoopers AS, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make our SEC filings electronically, so that many of those filings are not available on the Commission’s website.  However, since that date, we have been making all required filings with the Commission electronically, and these filings are available over the Internet as described below.

In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.  We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov.  You may also access the information we file electronically with the Commission through our website at http://www.ceragon.com.  The information contained on, or linked from our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act.  As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission.  For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the Commission pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference include:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2011; and
•	our Current Report on Form 6-K, filed with the Securities and Exchange Commission on August 15, 2012.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information contained in this prospectus.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to us at Ceragon Networks, Inc., 10 Forest Avenue, Paramus, New Jersey 07652, (201) 845-6955.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon our directors and officers, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments and all of our directors and almost all of our officers are located outside the United States, any judgment obtained in the United States against us or any of them (not residing in the United States) may not be collectible within the United States. It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. final judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, and including a judgment for the payment of compensation or damages in a non-civil matter, provided that:

•	the judgment was given by a court which was, according to the laws of the state of the court, competent to give it;

•	the judgment is executory in the state in which it was given;

•	the judgment is no longer appealable;

•	the judgment was not given by a court that is not competent to do so under the rules of private international law applicable in Israel;

•	there has been due process;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court or tribunal at the time the lawsuit is instituted in the U.S. court.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

PROSPECTUS

_________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Exculpation, Insurance and Indemnification of Directors and Officers

Pursuant to recent amendments to the Israeli Companies Law, or the Companies Law, and the Israeli Securities Law of 5728-1968, or the Securities Law,  the Israeli Securities Authority is authorized to impose administrative sanctions, including monetary fines, against companies like ours and their officers and directors for certain violations of the Securities Law or the Companies Law; and the Companies Law provides that companies like ours may indemnify their officers and directors and purchase an insurance policy to cover certain liabilities, if provisions for that purpose are included in their articles of association.

In the Company's annual general meeting of shareholders, held in September 2011, shareholders resolved to amend the Company's articles of association, in order to set the legal corporate framework that will allow the Company to continue to be able to indemnify and insure its office holders to the full extent permitted by law, in accordance with the aforementioned recent amendments.

Office Holders' Exemption

Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, for a breach of his or her duty of care (except in connection with  a distribution, as defined under the Companies Law), provided that the articles of association allow it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

Office Holders’ Insurance

Our amended articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of all or part of the liability of any of our office holders imposed on the office holder in respect of an act performed by him or her in his or her capacity as an office holder for, in respect of each of the following:

•	a breach of his or her duty of care to us or to another person;

•	a breach of his or her duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests; and

•	a financial liability imposed upon him or her in favor of another person.

Without derogating from the aforementioned, subject to the provisions of the Companies Law and the Securities Law, we may also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Securities Law.

Office Holder's Indemnification
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Our Articles of Association provide that, subject to the provisions of the Companies Law and the Securities Law, we may indemnify any of our office holders in respect of an obligation or expense specified below, imposed on or incurred by the office holder in respect of an act performed in his capacity as an office holder, as follows:

•
a financial liability imposed on him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court. Such indemnification may be approved (i) after the liability has been incurred or (ii) in advance, provided that our undertaking to indemnify is limited to events that our board of directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or criterion that our board of directors determines to be reasonable under the circumstances, provided, that such event, sum or criterion shall be detailed in the undertaking;

•
reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority which concluded without the filing of an indictment against him and without the imposition of any financial liability in lieu of criminal proceedings, or  which concluded without the filing of an indictment against him but with the imposition of a financial liability in lieu of criminal proceedings concerning a criminal offense that does not require proof of criminal intent or  in connection with a financial sanction (the phrases "proceeding concluded without the filing of an indictment" and "financial liability in lieu of criminal proceeding" shall have the meaning ascribed to such phrases in section 260(a)(1a) of the Companies Law);

•
reasonable litigation expenses, including attorneys’ fees, expended by an office holder or charged to the office holder by a court, in a proceeding instituted against the office holder by the Company or on its behalf or by another person, or in a criminal charge from which the office holder was acquitted, or in a criminal proceeding in which the office holder was convicted of an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or payment required to be made to an injured party,  pursuant to certain provisions of the Securities Law;

The Company may undertake to indemnify an office holder as aforesaid, (a) prospectively, provided that, in respect of the first act (financial liability) the undertaking is limited to events which in the opinion of the board of directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the board of directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify, and (b) retroactively.

Limitations on Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty, except that the company may enter into an insurance contract or indemnify an office holder if the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly, unless it was committed only negligently;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

In addition, under the Companies Law, exculpation and indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, with respect to an office holder who is a director, also by our shareholders.

Following the approval by our shareholders of the amendment to our Articles of Association, the Company’s shareholders approved the amendment of the Company’s indemnification letters to be granted to each of the Company's present and future office holders, which were extended to cover indemnification and insurance of those liabilities imposed under the Companies Law and the Securities Law discussed above. Hence, we indemnify our office holders to the fullest extent permitted under the Companies Law.

We currently hold directors and officers liability insurance for the benefit of our office holders, which includes directors. This policy was approved by our board of directors and by our shareholders at the annual general meeting of shareholders held on September 27, 2011. Our shareholders further authorized the Company's board of directors to renew or replace such policy and/or to purchase alternative or additional policies for subsequent periods on terms which are similar to the terms of the current policy, for the benefit of all directors and officers of the Company who may serve from time to time.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.  Exhibits

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares (1)
4.2	Form of Indenture (1)
4.3	Form of Debt Security (1)
5.1	Opinion of Shibolet & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
23.3	Consent of PricewaterhouseCoopers AS
24	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Indenture (2)

(1) To be filed as an exhibit to a post-effective amendment to this registration statement or an exhibit to a report on Form 6-K and incorporated herein by reference.

(2) Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby further undertakes that:

(1)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act  in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Tel Aviv, State of Israel, on August 15, 2012.

CERAGON NETWORKS LTD.

By:	/s/ Ira Palti
Name Ira Palti
Title: President and Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of Ceragon Networks Ltd, an Israeli corporation, do hereby constitute and appoint Ira Palti, President and -Chief Executive Officer, and Aviram Steinhart, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ IRA PALTI	President and Chief	August 15, 2012
Ira Palti	Executive Officer (Principal Executive Officer)

/s/ AVIRAM STEINHART	Executive Vice President and Chief Financial Officer	August 15, 2012
(Principal Accounting Officer)
Aviram Steinhart

/s/ ZOHAR ZISAPEL	Director	August 15, 2012

Zohar Zisapel

/s/ JOSEPH ATSMON	Director	August 15, 2012

Joseph Atsmon

/s/ YAEL LANGER	Director	August 15, 2012

Yael Langer

/s/ YAIR E. ORGLER	Director	August 15, 2012

Yair E. Orgler

Director

Avi Patir

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares (1)
4.2	Form of Indenture (1)
4.3	Form of Debt Security (1)
5.1	Opinion of Shibolet & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
23.3	Consent of PricewaterhouseCoopers AS
24	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Indenture (2)

(1) To be filed as an exhibit to a post-effective amendment to this registration statement or an exhibit to a report on Form 6-K and incorporated herein by reference.

(2) Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.